Exhibit 31.1

CERTIFICATION

I, Michael J. O'Rourke, certify that:

1. I have reviewed this report on Form 10-K/A of Superior Industries International, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Michael J. O'Rourke

Michael J. O'Rourke

Co-Interim Chief Executive Officer,

Executive Vice President – Sales, Marketing and Operations

April 29, 2014

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